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                                                                      EXHIBIT 24

                            CERTIFICATION PURSUANT TO
                              18 USC, SECTION 1350,
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
                           AND RULES 13A-14 AND 15D-14
                     OF THE SECURITIES EXCHANGE ACT OF 1934
                           AS PROMULGATED PURSUANT TO
                  SECTION 302 OF THE SARBANES-OXLEY ACT OF 2002

     Pursuant to 18 USC 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, and Rules 13a-14 and 15d-14 of the Securities Exchange Act of 1934 as promulgated pursuant to Section 302 of the Sarbanes-Oxley Act of 2002, in connection with the Form 10-KSB for the fiscal year ended June 30, 2002 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, William Farber, the Chief Executive Officer, and I, Larry Dalesandro, the Chief Operating Officer of Lannett Company, Inc. (the"Company"), hereby certify, to the best of our knowledge, that:

     1.   We have reviewed the Report;

          2. The Report does not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which such statements were made, not misleading;

          3. The financial statements, and other financial information included in the Report, fairly present in all material respects the financial condition and results of operations of the Company as of, and for, the periods presented in the Report;

     4.   We acknowledge that we:

                    a. are responsible for establishing and maintaining "disclosure controls and procedures" for the Company;

                    b. have designed such disclosure controls and procedures to ensure that material information is made known to us, particularly during the period in which the Report is being prepared;

                    c. have evaluated the effectiveness of the Company's disclosure controls and procedures within ninety (90) days of the date of the Report; and

                    d. have presented in the Report our conclusions about the effectiveness of the disclosure controls and procedures based on the required evaluation;

          5. Have disclosed to the Company's auditors and to the Audit Committee of the Board of Directors of the Company:


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                    a.   all significant deficiencies in the design or operation
                         of internal controls which could adversely affect the Company's ability to record, process, summarize and report financial data and have identified to the Company's auditors any material weakness in internal controls; and

                    b. any fraud, whether or not material, that involves management or other employees who have a significant role in the Company's internal controls;

     6. Have indicated in the Report whether or not there were significant changes in internal controls or in other facts that could significantly affect internal controls subsequent to the date of our evaluation, including any corrective actions with regard to significant deficiencies and material weaknesses; and

     7. The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934.


Dated: September 25, 2002             s/William Farber
                                      ------------------------------------
                                            William Farber,
                                            Chairman of the Board and
                                            Chief Executive Officer


Dated: September 25, 2002             s/Larry Dalesandro
                                      ------------------------------------
                                            Larry Dalesandro,
                                            Chief Operating Officer



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